Exhibit 99.1

LANTRONIX, INC. IMPLEMENTS RESTRUCTURING PLAN

IRVINE, Calif., July 2, 2008 -- Lantronix, Inc. (NASDAQ: LTRX) (“the Company”), a leader in device networking and data center management technologies, today announced that the Company implemented a restructuring plan on June 30, 2008 designed to improve customer focus, operate more efficiently and position the Company for profitability.

As part of the restructuring plan, Lantronix initiated a workforce reduction of 10 employees from the senior-level ranks of its Sales, Marketing, Operations and Engineering groups. The workforce reduction, which represents 6% of the total work force, reduces annual expenses by approximately $2.0 million. Optimizing Lantronix’s reporting organization will better leverage existing customer and partner relationships to drive revenue growth and profitability. A portion of the $2.0 million annual savings will be reinvested in the Company to improve skill mix. The Company expects to incur an estimated restructuring charge ranging from $700,000 to $800,000 for employee severance and related costs in the fourth fiscal quarter of 2008.

“We have demonstrated top-line growth in recent quarters driven by our core product lines and expect this measured action to preserve our sales momentum and ability to seek out new opportunities and service customers and partners globally while making more efficient use of our existing infrastructure,” stated Jerry Chase, President and CEO. “New products such as MatchPort and Spider™ are gaining greater traction along with our recently released ManageLinx™ product line, which brings our inherent software and remote networking capabilities to the forefront of our product offering.  Combined with a lower cost structure, we believe these factors better position us to achieve our revenue growth and profitability goals.”

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management, and control of virtually any electronic device. Our innovative solutions enable businesses to make better decisions based on real-time information and help gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix product families include: DeviceLinx(tm) -- remote connectivity and control solutions for electronic equipment via the Internet; ManageLinx(tm) -- powerful application services platform providing secure remote access to firewall-protected equipment; and SecureLinx(tm) -- secure, remote management for IT equipment over the Internet. With more than 20 years of networking experience, Lantronix solutions are used in every major vertical market including security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center, and pro-AV/signage. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com.

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This news release contains forward-looking statements, including statements concerning the Company’s future efforts to comply with the listing standards of the NASDAQ Stock Market. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary and affect our stock price, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; ability to identify and profitably develop new products that will be attractive to its target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance and the Company’s stock price. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and our Annual Report on Form 10-K for the year ended June 30, 2007. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:
Lantronix, Inc.
Reagan Sakai, Chief Financial Officer
(949) 453-3990

The Piacente Group (Investor Relations Counsel)
Sanjay M. Hurry
(212) 481-2050
sanjay@tpg-ir.com

Lantronix and XPort are registered trademarks of Lantronix, Inc. All other trademarks are properties of their respective owners.

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